                                                                   EXHIBIT 10.22

                         UNIVERSAL HEALTH SERVICES, INC.

                           ACTION BY UNANIMOUS CONSENT
                         IN WRITING IN LIEU OF A MEETING
                            OF THE BOARD OF DIRECTORS

                                July 1, 1997

Re:  Adoption of Nonqualified Deferred Compensation Plan for
     UHS Non-Employee Directors
     -------------------------------------------------------

     The undersigned, being all of the directors of Universal Health Services, Inc., a Delaware corporation (the "Company"), do hereby unanimously consent in writing, pursuant to Section 141(f) of the Delaware General Corporation Law and the Bylaws of the Company, to the following resolutions by unanimous written consent without a meeting and with the same force and effect as if they were duly adopted at a regularly convened meeting:

     WHEREAS, certain non-employee directors have rendered, and will undoubtedly continue to render, valuable service and contribute to the success of the Company's business;

     WHEREAS, the Company desires to establish a nonqualified deferred compensation plan for the benefit of such directors to enable them to defer payment on all or a portion of their annual retainer from the Company;

     WHEREAS, the Company desires to provide such directors with incentives to continue their valuable service to the Company, in part, by allowing such directors the opportunity to select Company stock performance as a measure of investment performance for the period while payment of amounts are deferred; and

     WHEREAS, the Company has prepared and finalized the Universal Health Services, Inc. Deferred Compensation Plan for UHS Board of Directors (the "Plan"), a specimen copy of which is attached hereto and incorporated herein by reference.

     NOW THEREFORE, BE IT RESOLVED that the Universal Health Services, Inc. Deferred Compensation Plan for UHS Board of Directors, a specimen copy of which is attached hereto and incorporated herein by reference, shall be, and it hereby is, adopted and approved by the Company effective July 1, 1997 in accordance with its terms and conditions;

     BE IT FURTHER RESOLVED that the proper officers of the Company shall be, and they hereby are, authorized and directed to sign and execute the Plan on behalf of the Company;

     BE IT FURTHER RESOLVED that the fixed interest rate to be used for 1997 under the Plan shall be, and it hereby is, set at six percent (6%);

     BE IT FURTHER RESOLVED that the Company's Chief Financial Officer and/or its Vice President/Controller shall be, and they hereby are, authorized and directed for each year hereafter to set the fixed interest rate to be used in accordance with the Plan; and

     BE IT FURTHER RESOLVED that all appropriate Company personnel shall be, and they hereby are, authorized and instructed to take all other necessary and appropriate actions to properly administer the Plan and otherwise fulfill the purpose and objectives of these Resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Consent Action indicating their consent to the action taken in the above resolutions as of the date first set forth above.

                                    DIRECTORS
                                    ---------


        /s/ Alan B. Miller                  /s/ Martin Meyerson
        --------------------------          --------------------------
        Alan B. Miller                      Martin Meyerson

        /s/ Sidney Miller                   /s/ John H. Herrell
        --------------------------          --------------------------
        Sidney Miller                       John H. Herrell

        /s/ Anthony Pantaleoni
        --------------------------          --------------------------
        Anthony Pantaleoni                  Paul R. Verkuil

        /s/ Robert H. Hotz
        --------------------------
        Robert H. Hotz

                         UNIVERSAL HEALTH SERVICES, INC.

                           DEFERRED COMPENSATION PLAN
                           FOR UHS BOARD OF DIRECTORS

                                    Article 1
                                     Purpose

     This Deferred Compensation Plan for UHS Board of Directors (the "Plan") is established and maintained in order to enable Universal Health Services, Inc. (the "Company") to attract and retain qualified persons to serve as Directors, to provide Directors with an opportunity to defer some or all of their Retainer as a means of saving for retirement or other purposes, and to align the interests of the Directors with those of the Company's shareholders by providing such Directors with an opportunity to have the investment performance of all or some portion of their Retainer deferred under the Plan measured by the Company's stock performance and financial progress.

                                    Article 2
                                 Effective Date

     The Plan is subject to the approval of the Company's Board at its next regular meeting or, to the extent permitted by law, by unanimous consent action without a meeting. Subject to the receipt of such approval, the Plan shall be effective as of July 1, 1997.

                                    Article 3
                                   Definitions

     Whenever used in the Plan, the following terms shall have the respective meanings set forth below:

3.1 "Account" means, with respect to each Participant, the Participant's separate individual account established and maintained for the exclusive purpose of accounting for the Participant's deferred Retainer and the investment performance thereon determined in accordance with Article 5. A Participant's Account will be comprised of Stock Units, dollar credits or a combination of both.

3.2 "Beneficiary" means, with respect to each Participant, the recipient or recipients designated by the Participant in writing in accordance with
     Article 7.

3.3  "Board" means the Board of Directors of the Company.

3.4 "Common Stock" means the Class B common stock of the Company listed and traded on the New York Stock Exchange.

3.5 "Company" means Universal Health Services, Inc., a Delaware corporation, and any successor thereto. Any provisions of this Plan which authorize the Company to make a determination or to take other steps shall require action by the appropriate members of the Board or, if the Board specifically so delegates, by officers, employees or other Company personnel.

3.6 "Director" means an individual who is a member of the Board, but excluding those who are employees of the Company or any Subsidiary.

3.7 "Market Value" means the closing price of the Common Stock, as published in The Wall Street Journal report of the New York Stock Exchange - Composite Transactions on the date in question or, if the Common Stock shall not have been traded on such date or if the New York Stock Exchange is closed on such date, then the first day prior thereto on which the Common Stock was so traded. If the Common Stock ceases to be traded on the New York Stock Exchange, Market Value shall be determined by the Company on the basis of quotes of other publicly traded ask prices or, if none, such other reasonable method as the Company may determine.

3.8 "Participant" means any Director who has made an election to defer payment of all or a portion of such person's Retainer.

3.9 "Retainer" means the designated annual cash retainer, currently paid coincident with the date of each Board meeting for Directors as established from time to time as annual compensation for services rendered, but exclusive of reimbursements for expenses incurred in performance of services as a Director.

3.10 "Stock Unit" means a unit of investment measure, derived by reference to the Market Value of a share of Common Stock and credited to a Participant's Account under this Plan. No certificates shall be issued with respect to such Stock Units, but the Company shall maintain only a bookkeeping Account in the name of the Participant with respect to the Stock Units.

3.11 "Subsidiary" means any corporation in which the Company owns directly or indirectly through its Subsidiaries, at least 50 percent of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50 percent of the combined equity thereof.

3.12 "Termination" means retirement from the Board or termination of service as a Director for disability, resignation or any reason (other than death).

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                                    Article 4
                           Election to Defer Retainer

4.1  Election to Defer

          For calendar years after 1997, a Director may elect to defer receipt of all or a specified portion of the Director's Retainer for a year by filing with the Company, on or before December 31st of the preceding year, a written election to defer. Subject to the terms and conditions of the Plan, the written election to defer shall specify: (i) the amount or percentage of the Retainer to be deferred, (ii) the future date or time when deferred amounts should be paid, (iii) the method of distribution to be used when deferred amounts are paid, (iv) the investment measure to be used for crediting earnings on deferred amounts during the period while held pursuant to the Plan, and (v) such other information as the Company may consider necessary or appropriate. If a Director elects to defer less than all of his or her Retainer for the year, the deferred portion will be pro-rated against each periodic payment of the Retainer made during the year.

          Notwithstanding the foregoing:

          (a) a Director may choose to participate in the Plan beginning with the Retainer payable on or after July 1, 1997, by filing an election to defer on or before July 15, 1997; and

          (b) a Director (i) who fills a vacancy on the Company's Board in mid-year and who was not a Director on the preceding December 31st, or (ii) whose term of office otherwise does not begin until mid-year, may choose to participate in the Plan beginning with the Retainer payable for such year and after the date he or she assumes the position of Director by filing an election to defer within 30 days after the date he or she first assumes the position of Director.

4.2  Period of Deferral

          A Participant shall specify a period of deferral at the time of his or her election to defer under Section 4.1. A period of deferral represents the time upon which deferred amounts will first begin to be paid and shall be the earlier of: (i) the Participant's Termination or (ii) a fixed and determinable date specified by the Participant, which shall be no later than the date the Participant attains age 70 and which shall be no sooner than two years from the date of the election to defer. A Participant's choice of a period of deferral for deferred amounts for one year may be different than the period of deferral specified for deferred amounts in earlier years, but once a period of deferral has been specified by a Participant for a deferred amount, the Participant may not change or modify the period of deferral for such deferred amount.

4.3  Revocation of Election

          An election to defer pursuant to Section 4.1 may not be revoked or modified (except as otherwise stated herein) with respect to the Retainer payable for a calendar year or portion of a calendar year for which such election is effective. An election to defer filed with the Company shall remain in effect for the Retainer payable in all subsequent calendar years until such election is timely terminated or modified by a Participant.

          An effective election to defer may be terminated or modified for any subsequent calendar year by the filing of another written election to defer (or a written revocation of elections), on or before December 31st of the calendar year preceding the calendar year for which such modification or termination is to be effective. Any termination or modification of an election to defer with respect to the Retainer payable in subsequent calendar years shall not alter or change the election for deferred amounts under the Plan made prior to the effective date of such termination or modification.

                                    Article 5
                     Investment Measures on Deferred Amounts

5.1  Choice of Investment Measures

          When a Participant elects to defer under Section 4.1 for a calendar year, the Participant shall specify the investment measure to be used for purposes of crediting investment performance on deferred amounts during the entire period of deferral. Participants may choose between only two methods of investment measure consisting of: (i) a fixed rate of return credited on an annual basis in accordance with Section 5.2; or (ii) the investment performance of Company Common Stock in accordance with Section 5.3.

          A Participant may not divide or split the deferred amount for a year between the two available methods of investment measure. A Participant's choice of a method of investment measure for deferred amounts for one year may be different than the method of investment measure specified for deferred amounts in earlier years, but once a Participant has selected a method of investment measure for the deferred amounts for a year, the method of investment measure used for such amounts will remain in effect for the entire period of deferral and may not be changed by the Participant for such deferred amounts.

5.2  Fixed Rate of Return

          If a Participant specifies a fixed rate of return as the measure of investment performance for deferred amounts, compound interest shall be credited on an annual basis as of December 31st of each year or, as applicable, on a pro-rated basis as of the last day preceding the date of payment of deferred amounts. For the first year when deferred amounts are made, interest shall be credited only from the date the Retainer would have been paid, but for the election to defer, through the end of the year.

          The interest rate shall be redetermined and set annually by the Company's Chief Financial Officer and/or the Company's Vice President/Controller, in their sole discretion. The determination of the annual interest rate to be used for the next calendar year shall be made no later than 45 days before the first day of such calendar year and shall be communicated in writing to the Board by such date. Once an annual interest rate has been set for a year, it shall remain in effect for the entire year and may not be changed or modified until the following year. The interest rate applicable for the period from July 1, 1997 through December 31, 1997 shall be six percent (6%).

5.3  Common Stock Performance

          (a) If a Participant specifies investment performance of Company Common Stock as the measure of investment performance for deferred amounts, the Participant's Account shall be credited with a number of Stock Units for this purpose. The number of Stock Units to be credited, on each date the deferred amount of the Retainer would otherwise have been payable to the Participant but for the election to defer, shall be equal to the whole and fractional Stock Units, computed to three decimal places, obtained by dividing (i) the dollar value of the deferred amount of the Retainer which otherwise would have been payable to the Participant but for his or her election to defer by (ii) the Market Value of the Common Stock on the first day of the month in which the payment of the deferred amount of the Retainer would have occurred but for the election to defer.

          (b) On each dividend payment date, if any, with respect to the Common Stock, the Account of a Participant, with Stock Units held pursuant to this Section, shall be credited with an additional number of whole and fractional Stock Units, computed to three decimal places, equal to (i) the product of the dividend per share of Common Stock then payable, multiplied by the number of Stock Units then credited to such Account; divided by (ii) the Market Value of the Common Stock on the first day of the month which includes the dividend payment date.

          (c) The number of Stock Units credited to a Participant's Account pursuant to this Section shall be appropriately adjusted for any change in the Common Stock by reason of any merger, reclassification, consolidation, recapitalization, stock dividend, stock split or any other similar change affecting the Common Stock.

                                    Article 6
                           Payment of Deferred Amounts

6.1  Manner of Payment Upon Termination or Fixed Date

          (a) In accordance with the Participant's written election to defer as provided in Section 4.1, the relevant portion of the accumulated value of a Participant's Account shall be paid to the Participant in the manner elected by the Participant either as (i) a lump sum distribution within 30 days after, as applicable, the Participant's Termination or the specified date for the period of deferral, or (ii) in up to 10 annual installments commencing within 30 days after, as applicable, the Participant's Termination or the specified date for the period of deferral. Once chosen, a Participant may not change or modify his or her election of the manner of payment. Payment shall be made only in cash. Stock Units shall be converted to cash on the basis of the Market Value of the Common Stock on the first day of the month in which the payment is made.

          (b) If all or some portion of a Participant's Account is paid in two or more annual installments:

               (i) installments ordinarily will be paid on or about the same date each year, but shall be paid on a date no more than a period of 30 days following the anniversary date of the initial installment;

               (ii) any such payment in installments which has begun at any time before a Participant's Termination shall continue to be made without change or alteration, unless the Company, in its sole discretion, determines that the Participant's Termination was involuntary and chooses to accelerate the payment of any remaining installments by paying them in a single cash lump sum payment;

               (iii) investment performance shall continue to be credited on the unpaid portion of the Account in accordance with Article 5;

               (iv) that portion of any installment representing Stock Units will not be converted in accordance with subsection (a) above to a cash equivalent until such time when the value of the Stock Units will actually be paid to the Participant; and

               (v) the amount to be distributed in any one installment shall be equal to the total value of the Account on the first day of the month that includes the payment date of the installment divided by the number of installments remaining (including such installment).

6.2  Manner of Payment Upon Death

          Notwithstanding the Participant's election, if a Participant dies while an Account is held for the Participant, such Account will be paid to the Beneficiary in a lump sum in cash within 90 days from the date of the Participant's death. Upon written application by the Beneficiary (including, if applicable, the legal representative for the Participant's estate) filed within 45 days of the Participant's death, the lump sum payment may be deferred for a reasonable period of time beyond 90 days for good cause, if the Company consents in writing to such deferral.

6.3  Determination

          Any cash payments of Stock Units shall be calculated on the basis of the Market Value of the Common Stock on the first day of the month which includes the relevant date for payment or other calculation, irrespective of installment payment dates or the date of the Participant's death, as the case may be.

6.4  Small Payment Amounts

          Notwithstanding any elections made by a Participant or anything else in this Plan to the contrary, the Company shall pay to a Participant (or, if appropriate, his or her Beneficiary) in a single cash lump sum that portion of an Account which first becomes payable at the end of a period of deferral if, at that time, the amount of such portion is $10,000 or less.

6.5  Financial Hardship

          Notwithstanding any elections made by a Participant or anything else in this Plan to the contrary, the Company shall pay all or some portion of a Participant's Account if the Participant establishes to the satisfaction of the Company that the Participant has developed an immediate and heavy financial need. The amount of a distribution under this Section on account of an immediate and heavy financial need shall not exceed the amount required to relieve the financial need. No distribution under this Section shall be made to the extent the immediate and heavy financial need can be satisfied from other financial resources of the Participant (including liquidation of assets, cessation of contributions to tax-favored plans or distributions or non-taxable loans from retirement plans) or through reimbursement or compensation by insurance or otherwise.

          For purposes of this Section, an "immediate and heavy financial need" shall exist only if the Company determines the need to arise from payments related to medical expenses for the Participant or his or her dependents; needed to prevent eviction from the Participant's principal residence; or needed to prevent foreclosure on the mortgage of the Participant's principal residence.

          The Company may require the Participant to provide such written statements, documentation and other evidence as the Company in its discretion deems necessary or appropriate to establish immediate and heavy financial need. Distributions on account of immediate and heavy financial need shall be made first from that portion of the Account, if any, where the investment measure is a fixed rate of return, and then from the remaining portion, if any, where the investment measure is Company Common Stock performance. Stock Units shall be converted to cash on the basis of the Market Value of the Common Stock on the first day of the month in which a distribution is made. No Stock Unit may be converted to cash if held for less than six months. A Participant who receives a distribution on account of an immediate and heavy financial need shall cease to have deferred amounts made under the Plan for the year in which the distribution is made and may not make an election to defer for the following year.

                                    Article 7
                             Beneficiary Designation

          Each Participant shall be entitled to designate a Beneficiary or Beneficiaries (which may be an entity other than a natural person) who, following the Participant's death, will be entitled to receive any payments to be made under Section 6.2. At any time, and from time to time, any designation may be changed or canceled by the Participant without the consent of any Beneficiary. Any designation, change, or cancellation must be by written notice filed with the Company before the Participant's date of death and shall not be effective until received by the Company.

          Payment shall be made in accordance with the last unrevoked written designation of Beneficiary that has been signed by the Participant and delivered by the Participant to the Company prior to the Participant's death. If the Participant designates more than one Beneficiary, any payments under Section 6.2 to the Beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the proportions designated by the Participant. If no Beneficiary has been named by the Participant or if all Beneficiaries predecease the Participant, payment shall be made to the Participant's estate.

                                    Article 8
                          Transferability Restrictions

          The Plan shall not in any manner be liable for, or subject to, the debts and liabilities of any Participant or Beneficiary. No payee may assign any payment due such party under the Plan. No benefits at any time payable under the Plan, or interests in the Plan, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process, or encumbrance of any kind, including without limitation by reason of any qualified or other domestic relations order.

                                    Article 9
                                 Funding Policy

          The Company's obligations under the Plan shall be totally unfunded so that the Company or any Subsidiary is under merely a contractual duty to make payments when due under the Plan. The promise to pay shall not be represented by notes and shall not be secured in any way. The Company, in its sole discretion, may take action to establish a separate trust or trusts for purposes of holding assets set aside in connection with the Plan, but the Plan and obligations thereunder shall at all times remain unfunded.

                                   Article 10
                                Change of Control

          Notwithstanding any provision of this Plan to the contrary, if a "Change of Control" (as defined below) of the Company occurs, the accumulated value of a Participant's Account on the day immediately preceding the Change of Control will be paid in a cash lump sum to the Participant not later than 15 days after the date of the Change of Control. For this purpose, the cash equivalent of Stock Units in the Account shall be determined by the higher of (a) the average of the Market Value of the Common Stock for the last 20 trading days immediately prior to such Change of Control or (b) if the Change of Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto. Any consideration (other than cash) forming a part or all of the consideration for the Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon reasonably determined by the Board (other than those who are Participants) serving on the day immediately before the Change of Control.

          In addition, if a Change of Control of the Company occurs, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to seek to obtain or enforce any right to distribution or any other right under this Plan. In the event that it is determined that such Participant is properly entitled to a cash distribution hereunder, such Participant shall also be entitled to interest thereon at the prime rate of interest as published in The Wall Street Journal plus two percent from the date such distribution should have been made to and including the date it is made. Notwithstanding any provisions of this Plan to the contrary, the provisions of this Plan may not be amended by an amendment effected at any time within three years following a Change of Control.

          For purposes of this Plan, Change of Control shall mean: the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets. The Board (other than those who are Participants) shall have the duty to make a determination as to those events which give rise to a Change of Control and shall do so prior to the occurrence of a Change of Control.

                                   Article 11
                                 Administration

          The Plan shall be administered by the Company. The Company shall have authority to interpret and construe the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all Directors and Participants. The Company may employ agents, attorneys, accountants, or other persons (who also may be employees of a Subsidiary) and allocate or delegate to them powers, rights, and duties, all as the Company in its discretion may consider necessary or advisable to properly carry out the administration of the Plan.

          Upon the request of a Participant, and not more frequent than once each calendar year, the Company shall provide the Participant with a written statement showing the total value of the Participant's Account as of a date selected by the Company, the portion of the total Account allocated to each of the investment measures, the date on which payment of deferred amounts are expected to be made, the manner in which payments will be made and such other information as the Company in its sole discretion deems necessary or appropriate.

                                   Article 12
                            Amendment and Termination

          The Company, by resolution duly adopted by the Board, shall have the right, authority and power to alter, amend, modify, revoke, or terminate the Plan; except as provided in Article 10; and provided further, that no amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to any Stock Units or other amounts credited such Participant's Account, unless the Participant shall consent thereto in writing.

                                   Article 13
                                  Miscellaneous

13.1 No Right to Continue as a Director

          Nothing in this Plan shall be construed as conferring upon a Participant any right to continue as a member of the Board.

13.2 No Interest as a Shareholder

          Stock Units do not give a Participant any voting, dividend or other rights whatsoever with respect to shares of Common Stock.

13.3 No Right to Corporate Assets

          Nothing in this Plan shall be construed as giving the Participant, the Participant's designated Beneficiaries or any other person any equity or interest of any kind in the assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any Subsidiary and any person. As to any claim for payments due under the provisions of the Plan, a Participant, Beneficiary and any other persons having a claim for payments shall be mere unsecured creditors of the Company or any Subsidiary.

13.4 Tax Withholding; Other Tax Consequences

          A Director shall be solely responsible for determining and providing for the timely payment of federal, state and local income and other taxes incident to deferred amounts of the Retainer pursuant to the Plan. The Company is authorized to make such arrangements and establish such procedures as they determine may be necessary or appropriate for any reporting or withholding obligations they may have under the tax laws.

13.5 Payment to Legal Representative for Participant

          In the event the Company shall find that a Participant is unable to care for his or her affairs because of illness or accident, the Company may direct that any payment due the Participant be paid to the Participant's duly appointed legal representative, and any such payment so made shall be a complete discharge of the liabilities of the Plan.

13.6 No Limit on Further Corporate Action

          Nothing contained in the Plan shall be construed so as to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or any Subsidiary to be appropriate or in its best interest.

13.7 Governing Law

          The Plan shall be construed and administered according to the laws of the Commonwealth of Pennsylvania to the extent that those laws are not preempted by the laws of the United States of America.

13.8 Headings

          The headings of articles, sections, subsections, paragraphs or other parts of the Plan are for convenience of reference only and do not define, limit, construe, or otherwise affect its contents.

     IN WITNESS WHEREOF, the undersigned has signed and dated this Plan on the 17th day of September, 1997.


                                       UNIVERSAL HEALTH SERVICES, INC.

                                       By: /s/ Alan Miller
                                           -------------------------------------

                                       Date: 9/17/97
                                             -----------------------------------

                                 FIRST AMENDMENT

                                     TO THE

                         UNIVERSAL HEALTH SERVICES, INC.
                           DEFERRED COMPENSATION PLAN
                           FOR UHS BOARD OF DIRECTORS

Pursuant to the authority granted in Article 12 of the Universal Health Services, Inc. Deferred Compensation Plan for UHS Board of Directors ("Plan"), Universal Health Services, Inc. ("Company") hereby amends the Plan as follows:

Effective July 1, 2000

1.   Section 5.1 is revised in its entirety to read as follows:

     "5.1 Choice of Investment Measures

          (a) When a Participant elects to defer under Section 4.1 for a calendar year the Participant shall specify the investment measure to be used for purposes of crediting investment performance on such deferred amounts. Participants may choose between only two methods of investment measure consisting of: (i) a fixed rate of return credited on an annual basis in accordance with Section 5.2; or (ii) the investment performance of Company Common Stock in accordance with Section 5.3.

          (b) A Participant may not divide or split the deferred amount for a year between the two available methods of investment measure. A Participant's choice of a method of investment measure for deferred amounts for one year may be different than the method of investment measure specified for deferred amounts in earlier years.

          (c) Within a reasonable time prior to each December 31 and June 30, a Participant may redesignate the investment measure to be used (such redesignation to be effective the next following January 1 and July 1, respectively) with respect to all amounts deferred in calendar years prior to the calendar year which contains the effective date, and subject to the requirement that upon any such redesignation, one hundred percent of such previously deferred amounts shall be subject to the same single investment measure."

2. Section 5.2 is amended by adding a new sentence at the end thereof to read as follows:

     "Notwithstanding the foregoing, if a Participant makes a redesignation of investment measures under Section 5.1(c) such that deferred amounts are subject to the investment measure under this Section for less than a full year, compound interest shall be credited on a prorated basis as of the last day prior to the effective date of the redesignation."

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3.   The first sentence of Section 5.3(a) is revised to read as follows:

     "If a Participant specifies investment performance of Company Common Stock as the measure of investment performance in connection with his or her election to defer under Section 4.1 for a calendar year, the Participant's Account shall be credited with a number of Stock Units for this purpose."

4. Sections 5.3(b) and 5.3(c) are renumbered as Sections 5.3(c) and 5.3(d), respectively, and a new section 5.3(b) shall be added to the Plan, to read as follows:

     "(b) If a Participant redesignates the measure of investment performance of amounts previously deferred (pursuant to Section 5.1(c) above) into Company Common Stock, the portion of a Participant's Account which does not at that time specify Company Common Stock as the investment measure and which is attributable to amounts previously deferred shall be credited with a number of Stock Units for this purpose. As of the effective date of any such redesignation, the total number of Stock Units with respect to that portion of the Participant's Account that does not at that time specify Company Common Stock as the investment measure shall be equal to the whole and fractional Stock Units, computed to three decimal places, obtained by dividing (i) the accumulated value (as of the effective date of such redesignation) of such portion of the Participant's Account attributable to amounts previously deferred by (ii) the Market Value of the Common Stock as of the effective date of such redesignation."

5. All other provisions of the Plan not mentioned herein shall remain unchanged.

IN WITNESS WHEREOF, the Company has executed this First Amendment on this 19th day of September, 2000.

                                       UNIVERSAL HEALTH SERVICES, INC.


                                       By: /s/ Alan B. Miller
                                           -------------------------------------
                                       Title: President, CEO
                                              ----------------------------------